UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2011
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, California	91404
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 983-8300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-4.2
EX-5.1

Item 1.01	Entry into a Material Definitive Agreement
     The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 23, 2011, McKesson Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $600 million aggregate principal amount of its 3.25% Notes due March 1, 2016 (the “2016 Notes”), $600 million aggregate principal amount of its 4.75% Notes due March 1, 2021 (the “2021 Notes”) and $500 million aggregate principal amount of its 6.00% Notes due March 1, 2041 (the “2041 Notes” and, together with the 2016 Notes and the 2021 Notes, the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of March 5, 2007 (the “Base Indenture”), as supplemented and amended by the First Supplemental Indenture, dated as of February 28, 2011 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (the “Original Trustee”) and Wells Fargo Bank, National Association, as trustee for the Notes (together with the Original Trustee, the “Trustees”).
The 2016 Notes will bear interest at the rate of 3.25% per year. The 2021 Notes will bear interest at the rate of 4.75% per year. The 2041 Notes will bear interest at the rate of 6.00% per year. Interest on the Notes is payable on March 1 and September 1 of each year, beginning on September 1, 2011. The 2016 Notes will mature on March 1, 2016, the 2021 Notes will mature on March 1, 2021 and the 2041 Notes will mature on March 1, 2041. Upon 30 days’ notice to holders of the Notes, the Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest and a make-whole premium, as specified in the Indenture. However, no make-whole premium will be paid for redemptions of the 2021 Notes on or after December 1, 2020, or for redemptions of the 2041 Notes on or after September 1, 2040. The Indenture includes certain covenants, including limitations on the Company’s ability to create certain liens on its assets or enter into sale and leaseback transactions with respect to its properties, or consolidate, merge or sell all or substantially all of its assets, subject to a number of important exceptions as specified in the Indenture. The Notes will be unsecured and unsubordinated obligations of the Company and will rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture also contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of a series of Notes below an investment grade rating by each of Fitch Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services within a specified period, unless the Company has previously exercised its optional redemption right with respect to that series of Notes in whole, the Company will be required to offer to repurchase the Notes of that series from the holders at a price in cash equal to 101% of the then outstanding principal amount of such series of Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.
The public offering price of the 2016 Notes was 99.661% of the principal amount, the public offering price of the 2021 Notes was 99.693% of the principal amount and the public offering price of the 2041 Notes was 98.536% of the principal amount. The Company expects to receive net proceeds (before expenses) of approximately $1,677 million and to use such net proceeds for general corporate purposes, including the repayment of borrowings outstanding under the Senior Bridge Term Loan Agreement among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto.
The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-157176) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated February 23, 2011, together with the accompanying prospectus, dated February 9, 2009, relating to the offering and sale of the Notes.

For a complete description of the terms and conditions of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Notes, please refer to the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the form of 2016 Note, the form of the 2021 Note and the form of 2041 Note, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4 and 4.5, respectively.

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

From time to time in the ordinary course of their respective businesses, certain of the Underwriters, the Trustees and their respective affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated February 23, 2011, by and among McKesson Corporation and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of March 5, 2007, by and between McKesson Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K dated March 5, 2007, File No. 1-13252, is incorporated herein by reference).

Exhibit No.	Description of Exhibits
4.2	First Supplemental Indenture, dated as of February 28, 2011, among McKesson Corporation, as issuer, the Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A.), and Wells Fargo Bank, National Association, as trustee for the Notes.

4.3	Form of 2016 Note (included in Exhibit 4.2 above).

4.4	Form of 2021 Note (included in Exhibit 4.2 above).

4.5	Form of 2041 Note (included in Exhibit 4.2 above).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2011

McKesson Corporation
By:	/s/ Jeffrey C. Campbell
Jeffrey C. Campbell
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 23, 2011, by and among McKesson Corporation and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of March 5, 2007, by and between McKesson Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Mellon Trust Company, N.A.), as trustee (Exhibit 4.1 to McKesson Corporation’s Current Report on Form 8-K dated March 5, 2007, File No. 1-13252, is incorporated herein by reference).

4.2	First Supplemental Indenture, dated as of February 28, 2011, among McKesson Corporation, as issuer, the Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A.), and Wells Fargo Bank, National Association, as trustee for the Notes.

4.3	Form of 2016 Note (included in Exhibit 4.2 above).

4.4	Form of 2021 Note (included in Exhibit 4.2 above).

4.5	Form of 2041 Note (included in Exhibit 4.2 above).

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).